FOR IMMEDIATE RELEASE
SABRA AGREES TO ACQUIRE CANADIAN PORTFOLIO OF NINE SENIOR HOUSING FACILITIES FOR CAD$170.5 MILLION; EXPANDS RELATIONSHIP WITH LEO BROWN GROUP WITH TEN PROPERTY PIPELINE DEVELOPMENT AGREEMENT
IRVINE, Calif., June 8, 2015 (GLOBE NEWSWIRE) -- Sabra Health Care REIT, Inc. ("Sabra," the "Company" or "we") (Nasdaq:SBRA) (Nasdaq:SBRAP) announced that it has agreed to purchase a nine property senior housing portfolio in Canada, entered into a forward purchase program with the Leo Brown Group and completed an additional $25.8 million of investments.
Canadian Portfolio
On June 8, 2015, we agreed to acquire eight independent living facilities and one assisted living facility (the “Canadian Portfolio”), located in British Columbia and Ontario, Canada for an estimated gross purchase price of CAD$170.5 million (approximately US$137.1 million based on the current exchange rate). The seller was advised by Greystone Real Estate Advisors. This acquisition is expected to be funded with a combination of a new Canadian dollar denominated 5-year term loan of CAD$90.0 million with a variable interest rate of the Canadian Dollar Offer Rate (“CDOR”) plus 2.00%-2.60% depending on our consolidated leverage ratio, the assumption of an existing mortgage loan of approximately CAD$24.2 million with an annual interest rate of 3.74%, and proceeds from our revolving credit facility. Based on current CDOR and our current consolidated leverage ratio, the interest rate under the term loan would be 3.09%. We also plan to enter into an interest rate swap agreement to fix the CDOR portion of the term loan interest rate. After completion of the Canadian Portfolio acquisition, we expect to have total liquidity of approximately $360.0 million, consisting of availability under our revolving line of credit and available cash.

Upon completion of the acquisition, we expect to enter into a triple-net master lease agreement with an affiliate of Senior Lifestyle Corporation (“SLC”). An affiliate of the seller will manage the facilities for twelve months pursuant to an agreement with the tenant. The master lease is expected to have an initial term of 10 years with two five-year renewal options with annual rent increases of 4.0% in years two and three and the greater of 3.0% or Canadian CPI during the remainder of the lease term. The master lease is expected to generate annual lease revenues determined in accordance with GAAP of CAD$11.9million (approximately US$9.6 million based on the current exchange rate) and an initial yield on cash rent of 6.0%. Closing of the acquisition is expected to occur shortly, upon the completion of the assumption of the existing mortgage loans.

Highlights

•	Consists of 100% private pay independent living and assisted living facilities

•	302 units in British Columbia and 563 units in Ontario, Canada

•	7.0% GAAP lease yield derived from favorable annual rent escalators

•	Purchase options with respect to two additional independent living facilities located in Ontario, Canada upon stabilization

LBG Pipeline Agreement
On March 31, 2015, we entered into a forward purchase program (the “Pipeline Agreement”) with the Leo Brown Group, LLC (“LBG”). Under the Pipeline Agreement, LBG will identify potential senior housing development projects and secure the construction financing for those projects. Through March 31, 2017,

Sabra will have the right to provide a portion of the required equity financing for up to ten of those identified projects through a preferred equity structure, and at the time of its equity investment, Sabra will be granted a purchase option for the facility. The total purchase price of the facilities under the Pipeline Agreement is estimated to be approximately $250.0 million. Senior housing facilities acquired by Sabra under the Pipeline Agreement will be leased to LBG or an affiliate of LBG, with the initial annual yield on cash rent expected to be 7.0% to 8.5% depending on the asset class. Sabra currently owns one facility operated by LBG and has provided preferred equity funding for the development of two additional facilities to be operated by LBG. Sabra has purchase options for both of those additional facilities.

Other Investments
In addition to the above, during the second quarter we also completed investments totaling $25.8 million, including (i) the $7.6 million acquisition of a 32-bed assisted living and memory care facility in Texas (the “New Haven Acquisition”), (ii) a $11.7 million incremental funding of an interim mortgage loan on a 72-unit assisted living and memory care facility in Minnesota operated by the First Phoenix Group (the “Ramsey Interim Loan”), and (iii) two preferred equity investments totaling $4.2 million in assisted living and memory care facility projects under our Meridian pipeline agreement (the “Meridian Preferred Equity Investments”). These various investments have a weighted-average initial cash yield of 9.6% and provide annual GAAP revenues of $2.5 million.

Commenting on the investments and Pipeline Agreement, Rick Matros, CEO and Chairman, said, “The Canadian Portfolio acquisition will give Sabra its first foothold in Canada and the opportunity to grow with two first class operators: the existing operator who will be focusing on assisted living and memory care, and SLC. We have noted the opportunity for continued private pay senior housing growth in Canada with smaller deals that are reflective of the bread and butter deals that have been our primary focus. The Pipeline Agreement with Leo Brown Group, who we consider to be fantastic developers and operators, takes an already fruitful relationship and memorializes it as one with a longer term future. Once the Canadian Portfolio acquisition is completed, our total investments would exceed $170.0 million to date in 2015.”
ABOUT SABRA
Sabra Health Care REIT, Inc., a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of "expects," "believes," "intends," "should" or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning the expected acquisition of the Canadian Portfolio and our expected liquidity after the completion of the Canadian Portfolio acquisition, as well as the Pipeline Agreement with LBG, New Haven Acquisition, Ramsey Interim Loan and Meridian Preferred Equity investments.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis Healthcare, Inc. and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the "SEC"), especially the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking statements made in this press release are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
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